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[COOPERS & LYBRAND LETTERHEAD]

                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Arbor Drugs, Inc. on Form S-8 of our report dated September 24, 1993 (except for Note 8 for which the date is October 20, 1993) on our audits of the consolidated financial statements and financial statement schedules of Arbor Drugs, Inc. and Subsidiaries as of July 31, 1993 and 1992, and for the years ended July 31, 1993, 1992 and 1991, which report is included in the Annual Report on Form 10-K of Arbor Drugs, Inc.


/s/  Coopers & Lybrand

Coopers & Lybrand


Detroit, Michigan
June 15, 1993